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                                                                    EXHIBIT 5.1



                      [COHEN & GRIGSBY, P.C. - LETTERHEAD]


                               October 28, 1997



Board of Directors of
F.N.B. Corporation
Hermitage Square
Hermitage, PA  16148


Gentlemen:

     We have been asked to render this opinion connection with the filing by F.N.B. Corporation, a Pennsylvania corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission to register shares of the Company's common stock, par value $2.00 per share (the "Common Stock"), to be issued to the shareholders of West Coast Bank, a Florida bank ("West Coast"), upon consummation of the merger of West Coast with and into Southwest Intermin Bank No. 3, a state banking corporation to be organized under the laws of the State of Florida that will be a wholly-owned subsidiary of the Company ("Interim") (the "Merger") in accordance with the terms of the Agreement and Plan of Merger (the "Agreement") dated as of August 13, 1997, and amended as of October 16, 1997, among the Company, Southwest Banks, Inc. and West Coast.

     We have not represented the Company in connection with the negotiation, execution or delivery of the Agreement or the Merger, nor have we been actively involved in the preparation and filing of the Registration Statement. In rendering this Opinion, we have made no investigation or inquiry other than review of the Agreement, the draft Registration Statement, the resolutions adopted by the Executive Committee of the Board of Directors of the Company on June 29, 1997 with respect to the Merger, the Agreement and the transactions related thereto and the Company's Articles of Incorporation and Bylaws, as amended. In all such reviews, we have assumed the genuineness of all signatures on originals and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or photocopies.

     Based upon such examination, and subject to compliance with applicable federal and state securities and "Blue Sky" laws, in our opinion the shares of Common Stock to be issued to the shareholders of West Coast upon consummation of the Merger, when issued in accordance with the term of the

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COHEN & GRIGSBY


Board of Directors
F.N.B. Corporation
October 28, 1997
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Agreement, will be validly issued, fully-paid and non-assessable shares of
Common Stock of the Company.

     We hereby consent to the reference to us in the Prospectus of the Company and Proxy Statement of West Coast constituting part of the Registration Statement and to the inclusion of this letter as an exhibit to the Registration Statement.


                                   Very truly yours,


                                   /s/ Cohen & Grigsby, P.C.
                                   -------------------------------
                                   COHEN & GRIGSBY, P.C.


DL:CRB

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